UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2014

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)
600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)
(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 1, 2014, the Company announced that Robert Di Silvio has agreed to become the Company’s President. Mr. Di Silvio, age 61, brings over 30 years’ experience serving in executive management positions in the medical industry, overseeing sales and marketing efforts in the management of medical sales operations. Prior to joining Bacterin as a consultant in January of 2014, Mr. Di Silvio served as Senior Vice President and General Manager of the Americas region for Lumenis since January 2012, and prior to that role, beginning in October 2010, as Senior Vice President and General Manager, Lumenis North America Region. Mr. Di Silvio previously served as President and Chief Executive Officer of Pyng Medical Inc. from February 2009 to September 2010; as Vice President Global Sales and Marketing of Safe Life from May 2007 to September 2008; as Vice President of US Field Operations Physio-Control Division of Medtronic, Inc. from May 2002 to April 2007; and as Vice President, US Field Operations of Coherent Medical Group (“CMG”) from February 1999 to January 2002. Mr. Di Silvio currently serves as a member of the board of directors of Pyng Medical Corp. He holds a bachelor’s degree in economics and organic chemistry and a master’s degree in biochemistry from the University of Connecticut, and he also completed three years at the University of Rome School of Medicine, Italy.

As President of the Company, Mr. Di Silvio will be responsible for management of sales, marketing and business development.

In connection with his employment, subject to NYSE MKT additional listing approval, Mr. Di Silvio will receive a stock option grant as an inducement material to entering into employment with the Company pursuant to Section 711(a) of the NYSE MKT Company Guide. The inducement grant was approved by the Compensation Committee of the Company’s Board of Directors. Mr. Di Silvio’s inducement grant consists of a stock option to purchase up to 550,000 shares of the Company's common stock, with a per share exercise price of $0.68, which was the closing price of the Company’s common stock on the day before the July 1, 2014 grant date. The option will vest over five years, with 20% of the underlying shares vesting after one year and the remaining eighty percent (80%) vesting in forty-seven (47) equal monthly installments as to 9,170 underlying shares, beginning one month after the first anniversary of the date of grant, and one final installment as to 9,010 underlying shares. Mr. Di Silvio must remain employed by the Company for vesting to occur. Upon a change in control, the entire option will immediately be 100% vested without regard to the schedule contained in the option agreement.

Other than the compensation described above and approximately $120,000 for consulting services provided to Bacterin by Mr. Di Silvio in 2014, there are no related party transactions between the Company and Mr. Di Silvio, and there are no family relationships among our directors and executive officers and any former or proposed directors or executive officers.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the matter described in Item 5.02 above is attached as Exhibit 99.1 and incorporated herein. The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No	Description

99.1	Press Release of Bacterin International Holdings, Inc., dated July 1, 2014 entitled “Bacterin Announces the Appointment of Robert Di Silvio as President”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2014	BACTERIN INTERNATIONAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: CFO

EXHIBIT INDEX

99.1	Press Release of Bacterin International Holdings, Inc. dated July 1, 2014 entitled “Bacterin Announces the Appointment of Robert Di Silvio as President”